SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  BlackRock Global Opportunities Equity Trust

             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                  20-2769768
     (State of Incorporation                         (I.R.S. Employer
       or Organization)                              Identification no.)

           100 Bellevue Parkway,                           19809
            Wilmington, Delaware                        (Zip Code)
  (Address of Principal Executive Offices)

 If this form relates to the               If this form relates to the
 registration of a class of                registration of a class of
 securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
 of the Exchange Act and is effective      of the Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box. |X|                                  box. |_|

Securities Act registration statement file number to which this form relates:
333-123314

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                         Name of Each Exchange on Which
   to be so Registered                         Each Class is to be Registered
   -------------------                         ------------------------------

   Common Shares of Beneficial Interest        New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-123314 and 811-21729), as filed electronically with the Securities and Exchange Commission (the "Commission") on March 14, 2005 (Accession No. 0000950172-05-000779) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on April 25, 2005 (Accession No. 0001193125-05-084039).

Item 2. Exhibits. Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            BLACKROCK GLOBAL OPPORTUNITIES
                                            EQUITY TRUST

                                            By: /s/ Robert S. Kapito
                                                -------------------------------
                                            Name:  Robert S. Kapito
                                            Title: Trustee and President
                                                   (Principal Executive Officer)


Date: May 20, 2005